MP Materials Reports Third Quarter 2023 Results
Commenced shipments and ramping production of NdPr oxide
Announces “Upstream 60K” strategy targeting ~50% expansion of REO output at Mountain Pass
Stage I REO sales and production volumes of 9,177 and 10,766 metric tons, respectively
Revenue of $52.5M and net loss of $4.3M
Adjusted EBITDA of $15.6M
Diluted loss per share of $0.02 and Adjusted Diluted EPS of $0.04

LAS VEGAS, November 2, 2023 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial results for the three months ended September 30, 2023.
“In the third quarter, we produced separated NdPr on U.S. soil, repatriating a critical national security capability. This is a tremendous milestone for the company and American supply chain independence writ large," said James Litinsky, Founder, Chairman and CEO of MP Materials. “Our financial results reflect solid operational performance against a weak pricing backdrop. In addition, we are excited to announce “Upstream 60K” where we will target a 50% increase in REO production within four years with modest incremental investment. In addition, we have begun trial production of NdPr metal and continue to make steady progress in our magnetics business, both technically and commercially.”
Third Quarter 2023 Financial and Operational Highlights

	For the three months ended September 30,		2023 vs. 2022
(unaudited)	2023	2022	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$52,516	$124,445	$(71,929)	(58)%
Net income (loss)	$(4,276)	$63,177	$(67,453)	N/M
Adjusted EBITDA(2)	$15,551	$91,372	$(75,821)	(83)%
Adjusted Net Income(2)	$7,026	$68,119	$(61,093)	(90)%
Diluted earnings (loss) per share	$(0.02)	$0.33	$(0.35)	N/M
Adjusted Diluted EPS(2)	$0.04	$0.36	$(0.32)	(89)%

Key Performance Indicators (“KPIs”)(3):
Rare earth concentrate	(in whole units or dollars)
REO Production Volume (MTs)	10,766	10,886	(120)	(1)%
REO Sales Volume (MTs)	9,177	10,676	(1,499)	(14)%
Realized Price per REO MT	$5,718	$11,636	$(5,918)	(51)%
Production Cost per REO MT(2)	$2,020	$1,653	$367	22%
Separated NdPr products
NdPr Production Volume (MTs)	50	N/A	N/A	N/A
NdPr Sales Volume (MTs)	—	N/A	N/A	N/A

N/M = Not meaningful.
N/A = Not applicable as there was neither NdPr production nor sales volume in these periods.
(1)The vast majority of the Company’s revenue pertains to sales of its rare earth concentrate product.

(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Production Costs, which is used in the calculation of Production Cost per REO MT. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3)During the third quarter of 2023, upon production of separated products, management identified two new metrics as KPIs of the Company’s business. See “Key Performance Indicators” below for definitions and further information.
Revenue decreased 58% year-over-year, driven by a 51% decrease in the realized price of rare earth oxide (“REO”) in concentrate as well as a 14% decrease in sales volumes. The change in realized price reflects a significantly softer pricing environment for rare earth products as compared to the prior year period. The decrease in REO sales volume was due to the start-up of separated rare earth (Stage II) production, as a sizeable portion of the REO produced, which could otherwise have been sold as rare earth concentrate, was used to charge the Stage II circuits, establish separations work-in-process inventory, or produce packaged and finished separated rare earth products. REO production volumes were relatively unchanged year-over-year.
Adjusted EBITDA decreased 83% year-over-year, driven by lower per-unit profitability, and higher personnel and other general and administrative costs, as well as advanced projects and development costs. The per-unit profitability decrease was driven primarily by the decline in realized prices discussed above, as well as higher production costs, partially offset by lower shipping costs. Production cost of $2,020 per MT of REO increased 22% year-over-year, mainly due to higher payroll costs, primarily as a result of increased headcount as we expand our workforce and ready our facilities to support Stage II production, and to a lesser extent, higher material and supply costs.
Adjusted Net Income decreased by 90% year-over-year to $7.0 million, mainly due to the lower Adjusted EBITDA as well as higher depreciation expense resulting from an increase in capital assets placed into service over the last year. These declines were partially offset by increased interest and investment income earned on an increase in short-term investments as well as lower income tax expense primarily associated with the lower pre-tax income.
Net income decreased $67.5 million year-over-year to a net loss of $4.3 million, primarily due to the factors driving the lower Adjusted Net Income discussed above, as well as costs incurred to support growth initiatives, start-up costs, and costs associated with the removal of legacy facilities at Mountain Pass. These impacts were partially offset by lower stock-based compensation expense compared to the prior year period, mainly due to the timing of grants and the accelerated method of recognizing expense for virtually all of our stock awards.
Diluted earnings per share (“EPS”) decreased $0.35 year-over-year to a diluted loss per share of $0.02, in line with the change in net income discussed above. Adjusted Diluted EPS decreased $0.32 to $0.04 in line with the decrease in Adjusted Net Income discussed above.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
(in thousands, except share and per share data, unaudited)
Assets
Current assets
Cash and cash equivalents	$547,668	$136,627
Short-term investments	536,994	1,045,718
Total cash, cash equivalents and short-term investments	1,084,662	1,182,345
Accounts receivable	13,180	32,856
Inventories	77,179	57,554
Income taxes receivable	4,128	2,201
Prepaid expenses and other current assets	9,162	18,872
Total current assets	1,188,311	1,293,828
Non-current assets
Property, plant and equipment, net	1,097,727	935,743
Operating lease right-of-use assets	10,346	99
Inventories	12,589	5,744
Intangible assets, net	9,179	89
Other non-current assets	4,070	2,284
Total non-current assets	1,133,911	943,959
Total assets	$2,322,222	$2,237,787
Liabilities and stockholders’ equity
Current liabilities
Accounts payable, construction payables and accrued liabilities	$92,096	$72,265
Income taxes payable	—	21,163
Operating lease liabilities	728	84
Other current liabilities	4,188	3,969
Total current liabilities	97,012	97,481
Non-current liabilities
Asset retirement obligations	5,462	5,295
Environmental obligations	16,554	16,580
Long-term debt, net	681,094	678,444
Operating lease liabilities	7,014	15
Deferred income taxes	135,435	122,353
Other non-current liabilities	3,578	4,985
Total non-current liabilities	849,137	827,672
Total liabilities	946,149	925,153
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either period)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 177,802,600 and 177,706,608 shares issued and outstanding, as of September 30, 2023, and December 31, 2022, respectively)	17	18
Additional paid-in capital	974,103	951,008
Retained earnings	401,985	361,419
Accumulated other comprehensive income (loss)	(32)	189
Total stockholders’ equity	1,376,073	1,312,634
Total liabilities and stockholders’ equity	$2,322,222	$2,237,787

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, except share and per share data, unaudited)	2023	2022	2023	2022
Revenue:
Rare earth concentrate	$52,472	$124,231	$212,139	$425,169
Other rare earth products	44	214	101	9,096
Total revenue	52,516	124,445	212,240	434,265

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	22,217	22,417	69,137	67,682
Selling, general and administrative	19,561	17,722	57,829	56,150
Advanced projects, start-up, development and other	10,209	2,625	25,711	6,212
Depreciation, depletion and amortization	16,751	2,096	37,076	12,763
Accretion of asset retirement and environmental obligations	227	418	681	1,255
Loss on disposals of long-lived assets, net	1,087	—	5,897	258
Total operating costs and expenses	70,052	45,278	196,331	144,320
Operating income (loss)	(17,536)	79,167	15,909	289,945
Interest expense, net	(1,396)	(1,224)	(4,147)	(4,455)
Other income, net	14,456	6,168	41,970	8,574
Income (loss) before income taxes	(4,476)	84,111	53,732	294,064
Income tax benefit (expense)	200	(20,934)	(13,166)	(72,067)
Net income (loss)	$(4,276)	$63,177	$40,566	$221,997

Earnings (loss) per share:
Basic	$(0.02)	$0.36	$0.23	$1.26
Diluted	$(0.02)	$0.33	$0.22	$1.16

Weighted-average shares outstanding:
Basic	177,231,717	176,543,624	177,034,068	176,476,276
Diluted	177,231,717	193,409,857	193,632,662	193,438,939

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
(in thousands, unaudited)	2023	2022
Operating activities:
Net income	$40,566	$221,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	37,076	12,763
Accretion of asset retirement and environmental obligations	681	1,255
Accretion of discount on short-term investments	(17,334)	(3,921)
Loss on disposals of long-lived assets, net	410	258
Stock-based compensation expense	19,041	25,019
Accretion of debt discount and amortization of debt issuance costs	2,650	3,153
Revenue recognized in exchange for debt principal reduction	—	(13,566)
Deferred income taxes	13,156	62,561
Decrease (increase) in operating assets:
Accounts receivable	19,676	34,991
Inventories	(25,498)	(22,386)
Income taxes receivable	(1,927)	(3,857)
Prepaid expenses, other current and non-current assets	490	1,339
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	8,601	(1,271)
Income taxes payable	(21,163)	(3,463)
Other current and non-current liabilities	55	(453)
Net cash provided by operating activities	76,480	314,419
Investing activities:
Additions to property, plant and equipment	(188,927)	(214,332)
Purchases of short-term investments	(705,241)	(1,358,390)
Proceeds from sales of short-term investments	461,042	313,865
Proceeds from maturities of short-term investments	769,907	212,000
Proceeds from government awards used for construction	1,050	5,130
Net cash provided by (used in) investing activities	337,831	(1,041,727)
Financing activities:
Principal payments on debt obligations and finance leases	(2,101)	(5,139)
Tax withholding on stock-based awards	(6,476)	(14,296)
Net cash used in financing activities	(8,577)	(19,435)
Net change in cash, cash equivalents and restricted cash	405,734	(746,743)
Cash, cash equivalents and restricted cash beginning balance	143,509	1,181,157
Cash, cash equivalents and restricted cash ending balance	$549,243	$434,414

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$547,668	$427,969
Restricted cash, current	1,228	5,915
Restricted cash, non-current	347	530
Total cash, cash equivalents and restricted cash	$549,243	$434,414

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unaudited)	2023	2022	2023	2022
Net income (loss)	$(4,276)	$63,177	$40,566	$221,997
Adjusted for:
Depreciation, depletion and amortization	16,751	2,096	37,076	12,763
Interest expense, net	1,396	1,224	4,147	4,455
Income tax expense (benefit)	(200)	20,934	13,166	72,067
Stock-based compensation expense(1)	6,298	7,806	19,041	25,019
Start-up costs(2)	7,082	1,383	15,474	3,703
Transaction-related and other non-recurring costs(3)	1,642	502	7,124	638
Accretion of asset retirement and environmental obligations	227	418	681	1,255
Loss on disposals of long-lived assets, net(4)	1,087	—	5,897	258
Other income, net(5)	(14,456)	(6,168)	(41,970)	(8,574)
Adjusted EBITDA	$15,551	$91,372	$101,202	$333,581
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amounts are included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, professional services, and other costs associated with non-recurring transactions.
(4)Amounts for the three and nine months ended September 30, 2023, principally relate to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(5)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unaudited)	2023	2022	2023	2022
Net income (loss)	$(4,276)	$63,177	$40,566	$221,997
Adjusted for:
Stock-based compensation expense(1)	6,298	7,806	19,041	25,019
Start-up costs(2)	7,082	1,383	15,474	3,703
Transaction-related and other non-recurring costs(3)	1,642	502	7,124	638
Loss on disposals of long-lived assets, net(4)	1,087	—	5,897	258
Other	(1)	(23)	(42)	(247)
Tax impact of adjustments above(5)	(4,806)	(2,299)	(12,684)	(7,170)
Release of valuation allowance(6)	—	(2,427)	—	(2,427)
Adjusted Net Income	$7,026	$68,119	$75,376	$241,771
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amounts are included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertain to legal, professional services, and other costs associated with non-recurring transactions.
(4)Amounts for the three and nine months ended September 30, 2023, principally relate to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(5)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 29.8%, 26.7%, 23.8% and 24.4% for the three and nine months ended September 30, 2023 and 2022, respectively.
(6)Reflects the impact of a release of a portion of our valuation allowance.

Reconciliation of GAAP Diluted Earnings (Loss) per Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended September 30,		For the nine months ended September 30,
(unaudited)	2023	2022	2023	2022
Diluted earnings (loss) per share	$(0.02)	$0.33	$0.22	$1.16
Adjusted for:
Stock-based compensation expense	0.03	0.04	0.10	0.13
Start-up costs	0.04	0.01	0.08	0.02
Transaction-related and other non-recurring costs	0.01	—	0.04	—
Loss on disposals of long-lived assets, net	0.01	—	0.03	—
Tax impact of adjustments above(1)	(0.03)	(0.01)	(0.07)	(0.03)
Release of valuation allowance	—	(0.01)	—	(0.01)
Adjusted Diluted EPS	$0.04	$0.36	$0.40	$1.27

Diluted weighted-average shares outstanding(2)	177,231,717	193,409,857	193,632,662	193,438,939
Assumed conversion of restricted stock(3)	582,144	—	—	—
Assumed conversion of restricted stock units(3)	438,803	—	—	—
Adjusted diluted weighted-average shares outstanding(2)(3)	178,252,664	193,409,857	193,632,662	193,438,939
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 29.8%, 26.7%, 23.8%, and 24.4% for the three and nine months ended September 30, 2023 and 2022, respectively.
(2)The Convertible Notes were antidilutive for both generally accepted accounting principles in the United States (“GAAP”) purposes and for purposes of calculating Adjusted Diluted EPS for the three months ended September 30, 2023.
(3)The assumed conversion of restricted stock and restricted stock units was antidilutive for GAAP purposes for the three months ended September 30, 2023. For purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of restricted stock and restricted stock units since they would not be antidilutive when using Adjusted Net Income as the numerator in the calculation of Adjusted Diluted EPS.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unless otherwise stated, unaudited)	2023	2022	2023	2022
Cost of sales (excluding depreciation, depletion and amortization)	$22,217	$22,417	$69,137	$67,682
Adjusted for:
Stock-based compensation expense(1)	(842)	(889)	(2,759)	(2,110)
Shipping and freight	(1,867)	(3,796)	(6,150)	(10,548)
Other	(968)	(89)	(1,582)	(1,225)
Production Costs(2)	18,540	17,643	58,646	53,799
Divided by:
REO Sales Volume (in MTs)	9,177	10,676	29,663	32,382
Production Cost per REO MT (in dollars)(2)	$2,020	$1,653	$1,977	$1,661
(1)Pertains only to the amount of stock-based compensation expense included in “Cost of sales” within our unaudited Condensed Consolidated Statements of Operations.
(2)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, November 2, 2023. To access the conference call, participants should dial 1-833-470-1428 and international participants should dial 1-404-975-4839 and enter the conference access number 294962. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” "forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the continued demand for rare earth markets and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of our results of operations and other financial and performance metrics, the Company’s ability to control costs, the Company’s Upstream 60K strategy, including statements regarding the timing, costs and ability to increase REO production, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of magnetic alloy and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the Company’s Upstream 60K strategy, including delays in completion, unexpected costs and expenses and timing for obtaining regulatory approvals; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones; risks related to our Stage II operations and our ability to separate rare earth materials, risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; the impact of the global COVID-19 pandemic, on any of the foregoing risks; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.
Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Production Costs, which have not been prepared in accordance with GAAP. MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; and other income or loss. MP Materials defines Adjusted Net Income as GAAP net income or loss excluding the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on disposals of long-lived assets; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per share (“EPS”) excluding the per share impact, using adjusted diluted weighted-average shares outstanding, of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on disposals of long-lived assets; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. Production Costs, which we use to calculate our KPI, Production Cost per REO MT (see “Key Performance Indicators” below), is defined as GAAP cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs not attributable to concentrate sales, for a given period.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide an additional tool for investors to use in evaluating projected operating results and trends. Furthermore, MP Materials believes Production Cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s concentrate production efficiency. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Key Performance Indicators
REO Production Volume is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and, beginning in the second quarter of 2023, includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated NdPr product, the latter of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the Company’s mining and concentrate processing capacity and efficiency.

REO Sales Volume for a given period is calculated in MTs. A unit, or MT, is considered sold for once we recognize revenue on its sale as determined in accordance with GAAP. REO Sales Volume is a key measure of the Company’s ability to convert its concentrate production into revenue.
Realized Price per REO MT for a given period is calculated as the quotient of: (i) the Company’s rare earth concentrate sales, which is determined in accordance with GAAP, for a given period and (ii) the Company’s REO Sales Volume for the same period. Realized Price per REO MT is an important measure of the market price of the Company’s concentrate product.
Production Cost per REO MT is calculated as the quotient of: (i) the Company’s Production Costs (see “Use of Non-GAAP Financial Measures” above) for a given period and (ii) the Company’s REO Sales Volume for the same period. Production Cost per REO MT a key indicator of the Company’s concentrate production efficiency.
As MP Materials continues to evolve as a business and transitions from a producer of rare earth concentrate to a producer of separated rare earth products upon completing the commissioning of the Company’s Stage II project, the metrics that management anticipates using to evaluate the business may change or be revised. For example, in completing the transition to separated rare earth products, management may determine that Production Cost per REO MT, which is a metric focused solely on Stage I concentrate operations, and consequently, Production Costs, are no longer meaningful in evaluating and understanding the Company’s business or operating results.
NdPr Production Volume is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. NdPr Production Volume refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the Company’s separating and finishing capacity and efficiency.
Our NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (see example below). A unit, or MT, is considered sold once we recognize revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated on the basis of the volume of NdPr oxide used to produce such NdPr metal. For example, assuming a material conversion ratio of 1.25, a sale of 100 MTs of NdPr metal would be included in this KPI as 125 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. We expect to have a mix of contracts with customers where we will sell NdPr as (i) oxide, (ii) metal, where the amount of oxide required to produce such metal is variable, and (iii) metal, where we have a guarantee of the amount produced and sold based on the amount of oxide consumed. Among other factors, differences between quarterly NdPr Production Volume and NdPr Sales Volume may be caused by the time required for the conversion of NdPr oxide to NdPr metal, including time in-transit.

Contacts
Investors:
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com